Exhibit 99.1

ANTON KUDRYASHOV APPOINTED AS CHIEF EXECUTIVE OFFICER

OF CTC MEDIA

Moscow – June 24, 2008 – CTC Media, Inc. (NASDAQ: CTCM), Russia’s leading independent media company, announced today that its Board of Directors has  appointed Anton Kudryashov as the Company’s new Chief Executive Officer (CEO), effective August 4, 2008.  Mr. Kudryashov’s appointment was a joint decision of the Board of Directors and Alexander Rodnyansky, the Company’s current CEO and President.  Mr. Rodnyansky will remain as the Company’s President and will also join its Board of Directors, where he will continue to actively participate in the Company’s programming strategy, investor relations, and content procurement and development.

Mr. Rodnyansky joined CTC Media in 2002 and was appointed CEO in February 2004.  Since that time, CTC Media has grown from owning and operating a single flagship channel – CTC – into a diversified public media holding company with three free-to-air networks in Russia, in-house production capabilities and broadcast operations elsewhere in the Commonwealth of Independent States. With his strong programming and creative skills, Mr. Rodnyansky was instrumental in implementing the Company’s strategy and successfully accomplished the goals set out for him during his tenure as CEO, including leading CTC Media through its initial public offering in 2006.

Now, with the growth and diversification of its business, including several recent acquisitions, the Company will face new operational and organizational challenges. As CTC Media emerges as a vertically integrated media holding company, the Company’s Board feels confident that Mr. Kudryashov, with his excellent operational track record, is the right individual to lead CTC Media through these challenges.

Commenting on his appointment, Anton Kudryashov said, “I am honored and excited to join CTC Media and look forward to working with its outstanding management team, the Board and its strategic shareholders – Modern Times Group and Alfa Group. My previous experience as a senior executive in a variety of businesses, together with my background as a media entrepreneur, provide a solid foundation for managing CTC Media through the growth and diversification of its business.  CTC Media has a track record of outstanding operational performance and I am confident it is well positioned to continue to achieve strong financial growth and take advantage of the robust television advertising markets in both Russia and the CIS.”

Alexander Rodnyansky commented, “I am pleased with CTC Media’s impressive development in the last several years and I am proud to have participated in guiding the Company through this period of successful growth. We have assembled a strong team of professionals at CTC Media and I look forward to continuing to take part in the further strategic development of the Company as its President and a member of the Board.”

Anton Kudryashov

Mr. Kudryashov, 40, started his professional career with the international investment bank CS First Boston. Later, he became one of the founding partners of Renaissance Capital, a Moscow-based investment bank. During his career, Mr. Kudryashov has also held senior executive positions in insurance and private equity. In 2002-2003, he served as restructuring CEO of NTV-Plus, Russia’s leading multichannel satellite TV platform. In 1998, Mr. Kudryashov founded Afisha Publishing House, one of the most dynamic publishing start-ups in the last 10 years in Russia. Mr. Kudryashov was the chairman of the board of Afisha Publishing House until 2005.  Mr. Kudryashov is a graduate in Economics from Moscow Finance Institute and did his post-graduate studies at London School of Economics.

About CTC Media, Inc.

CTC Media, Inc. is Russia’s leading independent media company. The Company owns and operates the CTC television network, whose signal is carried by more than 350 affiliate stations, including 21 owned-and-operated stations, the Domashny television network, whose signal is carried by over 230 affiliate stations, including 13 owned-and-operated stations, and the DTV television network whose signal is carried by 24 affiliate and owned-and-operated stations. The combined audience share for the CTC, Domashny and DTV networks in 2007 was 12.9%. CTC Media, Inc. owns two Russian production companies - Costafilm LLC and Soho Media LLC - and operates Channel 31 in Kazakhstan and a TV company in Uzbekistan. The Company is traded on The Nasdaq Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

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Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, our ability to execute on our growth and vertical integration strategy and our ability to continue to achieve strong financial growth, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, our ability to deliver audience share, particularly in primetime, to our advertisers; changes in the size of the Russian television advertising market; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on April 30, 2008. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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For further information please call:

CTC Media, Inc.
Ivan Philippov (media)
Katya Ostrova (investors)
+ 7 495 785 6333

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi (investors)
+1 212 986 6667